Contact Person:   Robert D. O'Donnell                (732) 863-9000

PRESS RELEASE

                         COMMUNITY BANCORP OF NEW JERSEY
                         REPORTS SECOND QUARTER EARNINGS


     Freehold, New Jersey - Community Bancorp of New Jersey, the holding company for the Community Bank of New Jersey again reported record earnings for the second quarter of 2003. For the quarter ended June 30, 2003, the Company reported record net income of $611,000 compared to $151,000 in net income for the same period last year. Basic and diluted net income per share for the second quarter of 2003 were $0.18 and $0.17, respectively, compared to basic and diluted net income per share of $0.05 and $0.04, respectively for the second quarter of 2002. Second quarter 2002 earnings were affected by a one-time addition to our loan loss reserve. Per share earnings have been retroactively adjusted to reflect the 5% stock dividend announced on April 17, 2003 and the 3 for 2 stock split announced on August 28, 2002.

For the six months ended June 30, 2003, net income increased to $1,217,000 compared to $704,000 for the six months ended June 30, 2002. Basic and diluted net income per share for the six months ended June 30, 2003 were $0.36 and $0.34, respectively, compared to basic and diluted net income per share of $0.21 and $0.20, respectively, for the six months ended June 30, 2002. This represents an increase of 73% in net income.

At June 30, 2003, the Company's assets totaled $389.5 million, an increase of $57.3 million, or 17% over December 31, 2002. The Company's loan portfolio, net of allowances for loan losses, increased to $196.4 million, an increase of $15.8 million, or 9%, over December 31, 2002. Total deposits increased to $339.1 million at June 30, 2003, an increase of $47.5 million, or 16%, over December 31, 2002.

Howard Schoor, Chairman, and Robert O'Donnell, President and CEO, commented, "We are very proud of our operating results, but we are not surprised." Mr. Schoor added, "Impressive! That's the only way to describe our strong balance sheet and earnings growth as we navigate this period of financial challenges. Insightful strategic planning by our Board of Directors, professional implementation by our management team and quality service by our staff personnel comprise the foundation of our results. We continue on plan and look forward to presenting our next period of operating results."

The Community Bank of New Jersey, the Company's Bank subsidiary, operates through its main office at 3535 Highway 9 North, Freehold, New Jersey and its seven branch offices located throughout Monmouth County, New Jersey.

Community Bancorp of New Jersey common stock is listed on the NASDAQ SmallCap Market under the trading symbol CBNJ.

                       COMMUNITY BANCORP OF NEW JERSEY
                    CONSOLIDATED CONDENSED BALANCE SHEETS

                                                     (Unaudited)
                                                       June 30,     December 31,
                                                        2003           2002
                                                    ------------    -----------
ASSETS                                                (Dollars in thousands)


Cash and due from banks..........................      $ 15,162        $ 9,424

Investment securities available-for-sale.........       166,259        131,676


Loans receivable.................................       198,929        182,967
Allowance for loan loss..........................        (2,579)        (2,406)
-------------------------------------------------   ------------    -----------
               Net loans receivable                     196,350        180,561
-------------------------------------------------   ------------    -----------

Premises and equipment, net......................         6,219          6,280
Accrued interest receivable......................         1,732          2,193
Other assets.....................................         3,794          2,085
-------------------------------------------------   ------------    -----------

               Total Assets                            $389,516       $332,219
-------------------------------------------------   ============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:

    Non-interest bearing demand..................      $ 64,943       $.51,971
    Interest bearing - NOW.......................        31,151         23,455
    Savings and money market.....................       123,877        100,784
    Certificates of deposit, under $100,000......        77,460         76,815
    Certificates of deposit, $100,000 and over...        41,699         38,604
-------------------------------------------------   ------------    -----------
               Total deposits                           339,130        291,629
-------------------------------------------------   ------------    -----------

Short-term borrowings............................        19,400         11,500
Accrued interest payable.........................            86             38
Other liabilities................................           862            454
Guaranteed Preferred Beneficial Interest in the
     Company's Subordinated Debt.................         5,000          5,000
-------------------------------------------------   ------------    -----------
               Total liabilities                        364,478        308,621
-------------------------------------------------   ------------    -----------
Stockholders' equity
  Common stock - authorized 10,000,000 shares of
    no par value;  issued and outstanding, net of
    treasury shares, 3,375,194 at June 30, 2003
    and 3,172,945 at December 31, 2002...........        29,318         25,512
  Accumulated deficit (1)........................        (4,365)        (2,239)
  Accumulated other comprehensive income.........           448            688
  Treasury stock, at cost........................          (363)          (363)
-------------------------------------------------   ------------    -----------
       Total stockholders' equity                        25,038         23,598
-------------------------------------------------   ------------    -----------

       Total Liabilities and Stockholder's Equity      $389,516       $332,219
-------------------------------------------------   ============    ===========

(1) Includes accumulated charges for stock dividends of $9,168 and $5,825 at June 30, 2003 and December 31, 2002, respectively.

                             COMMUNITY BANCORP OF NEW JERSEY
                     CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                       (Unaudited)

                                           Three Months Ended           Six Months Ended
                                                June 30,                    June 30,
                                          ---------------------       --------------------
                                            2003        2002            2003        2002
                                          --------    ---------       ---------   --------
                                           (Dollars in thousands, except per share data)

Interest Income........................     $4,457       $3,855         $8,642      $7,611
Interest Expense.......................      1,470        1,227          2,922       2,507
---------------------------------------   --------    ---------       --------    --------

   Net.Interest Income.................      2,987        2,628          5,720       5,104
Provision for Loan Losses..............         60          595            173         685
---------------------------------------   --------    ---------       --------    --------


   Net Interest Income after Provision
         for Loan Losses...............      2,927        2,033          5,547       4,419
---------------------------------------   --------    ---------       --------    --------
Non-Interest...Income..................        389          309            721         695
Gains on Sales of Investment Securities          -            -            372           -
Non-Interest Expense...................      2,359        2,107          4,724       4,034
---------------------------------------   --------    ---------       --------    --------

   Income Before Income Taxes..........        957          235          1,916       1,080
Income tax expense.....................        346           84            699         376
---------------------------------------   --------    ---------       --------    --------
   Net  Income.........................      $ 611       $  151         $1,217      $  704
---------------------------------------   ========    =========       ========    ========

Per Common Share (2):
   Net  income - basic................      $ 0.18       $ 0.05         $ 0.36      $ 0.21
   Net income - diluted................     $ 0.17       $ 0.04         $ 0.34      $ 0.20


Weighted average shares outstanding (2) (in thousands):
   Basic...............................      3,356        3,331          3,344       3,331
   Diluted.............................      3,582        3,509          3,568       3,481



SELECTED FINANCIAL DATA
Market   Value per Common Share (2)(3)..................................$18.96      $11.90

Book Value per Share (2)................................................$.7.42      $ 6.63


(2) Per share and earnings per share values have been retroactively adjusted to reflect the third quarter 2002 stock split (3 for 2) and the second quarter 2003 5% stock dividend.

(3) Closing sale price of the common stock on the Nasdaq SmallCap Market at June 30, 2003 and 2002, respectively, under the symbol CBNJ.